Exhibit 99.1

SemiLEDs Reports Second Quarter Fiscal Year 2015

Financial Results

Hsinchu, Taiwan (April 10, 2015) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the second quarter of fiscal year 2015, ended February 28, 2015.

Revenue for the second quarter of fiscal 2015 was $4.6 million, a 56% increase compared to $2.9 million in the first quarter of fiscal 2015. GAAP net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2015 was $2.9 million, or a net loss of $0.10 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $4.3 million, or a net loss of $0.15 per diluted share, for the first quarter of fiscal 2015.

“As expected, new design wins and improved operating efficiency have given us better than forecasted second quarter results,” said Trung Doan, Chairman, President and CEO. “We are looking forward to new design wins and developing key customers to bring us closer to profitability,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2015 was $2.5 million, or a net loss of $0.09 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $3.9 million, or a net loss of $0.14 per diluted share for the first quarter of fiscal 2015.

GAAP gross margin for the second quarter of fiscal 2015 was negative 14%, compared with gross margin for the first quarter of fiscal 2015 of negative 53%. Operating margin for the second quarter of fiscal 2015 was negative 62%, compared with negative 152% in the first quarter of fiscal 2015. The Company’s cash and cash equivalents were $6.7 million at the end of the second quarter of fiscal 2015, compared to $8.7 million at the end of the first quarter of fiscal 2015. Cash used in operating activities was $1.4 million in the second quarter of fiscal 2015.

Management’s Prepared Remarks

In conjunction with the dissemination of this release, SemiLEDs will post management’s prepared remarks for its second fiscal quarter 2015 financial results on the Investors section of its website at http://investors.semileds.com/events.cfm.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee
Interim Chief Financial Officer
SemiLEDs Corporation
+886-37-586788
investor@semileds.com

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	February 28, 2015	November 30, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,734	$8,723
Accounts receivable, net of allowance for doubtful accounts of $1,304 and $1,324 as of February 28, 2015 and November 30, 2014, respectively	2,852	2,020
Accounts receivable from related parties, net of allowance for doubtful accounts of $1,344 and $1,361 as of February 28, 2015 and November 30, 2014, respectively	55	46
Inventories	7,519	8,788
Prepaid expenses and other current assets	1,375	1,755
Total current assets	18,535	21,332
Property, plant and equipment, net	23,866	24,676
Intangible assets, net	1,492	1,530
Goodwill	56	57
Investments in unconsolidated entities	2,074	2,119
Other assets	487	562
TOTAL ASSETS	$46,510	$50,276
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$1,695	$1,797
Accounts payable	2,294	1,605
Accrued expenses and other current liabilities	3,430	4,339
Total current liabilities	7,419	7,741
Long-term debt, excluding current installments	3,295	3,723
Total liabilities	10,714	11,464
Commitments and contingencies (Note 5)
EQUITY:
SemiLEDs stockholders’ equity
Common stock, $0.0000056 par value—75,000 shares authorized; 28,453 shares and 28,424 shares issued and outstanding as of February 28, 2015 and November 30, 2014, respectively	—	—
Additional paid-in capital	171,653	171,400
Accumulated other comprehensive income	3,936	4,426
Accumulated deficit	(139,863)	(136,961)
Total SemiLEDs stockholders’ equity	35,726	38,865
Noncontrolling interests	70	(53)
Total equity	35,796	38,812
TOTAL LIABILITIES AND EQUITY	$46,510	$50,276

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended
	February 28,	November 30,
	2015	2014
Revenues, net	$4,566	$2,928
Cost of revenues	5,217	4,471
Gross loss	(651)	(1,543)
Operating expenses:
Research and development	612	748
Selling, general and administrative	1,876	2,151
Gain on disposal of long-lived assets, net	(287)	—
Total operating expenses	2,201	2,899
Loss from operations	(2,852)	(4,442)
Other income (expenses):
Equity in losses from unconsolidated entities, net	(21)	(35)
Interest expenses, net	(24)	(24)
Other income, net	29	30
Foreign currency transaction gain (loss), net	(36)	100
Total other income (expenses), net	(52)	71
Loss before income taxes	(2,904)	(4,371)
Income tax expense	1	—
Net loss	(2,905)	(4,371)
Less: Net loss attributable to noncontrolling interests	(3)	(40)
Net loss attributable to SemiLEDs stockholders	$(2,902)	$(4,331)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.10)	$(0.15)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	28,483	28,446

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended
	February 28,	November 30,
Non-GAAP Net Loss	2015	2014

GAAP net loss attributable to SemiLEDs stockholders	$(2,902)	$(4,331)
Adjustments:
Stock-based compensation expense	378	447
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(2,524)	$(3,884)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.10)	$(0.15)
Non-GAAP net loss	$(0.09)	$(0.14)

	Three Months Ended
	February 28,	November 30,
Free Cash Flow	2015	2014

Net cash used in operating activities	$(1,359)	$(2,673)
Less: Capital expenditures	423	601
Total free cash flows	$(1,782)	$(3,274)